UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                (DATE OF EARLIEST EVENT REPORTED): December 5, 2003


                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
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             (Exact name of Registrant as specified in its charter)

            Delaware                    1-6686                  13 -1024020
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 (State or other jurisdiction of    (Commission              (I.R.S. Employer
 incorporation or organization)      File Number)            Identification No.)

1271 Avenue of the Americas, New York, New York                     10020
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   (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code   212-399 -8000

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Item 5.  Other Events and Regulation FD Disclosure.

         On December 5, 2003, The Interpublic Group of Companies, Inc. ("Interpublic") issued a press release, attached hereto as exhibit 99.1, which is hereby incorporated by reference, announcing a proposed settlement of the consolidated class action shareholder suits currently pending in federal district court in New York. The settlement is subject to the execution of a definitive settlement agreement and approval from the federal district court judge. Under the proposed settlement, Interpublic will pay $115 million, of which $20 million will be cash and $95 million will be common stock of Interpublic. The shares to be disbursed will be valued at $14.50 per share, thereby resulting in the disbursement of 6,551,725 shares of Interpublic common stock. The parties to the settlement have also agreed that, should the price of Interpublic common stock drop below $8.70 per share prior to final approval of the settlement, Interpublic will issue at its sole discretion either additional stock or cash so that the consideration for the stock portion of the settlement will have a total value of $57 million.

Item 7. Financial Statements and Exhibits.

         On December 5, 2003, the Company issued a press release announcing a proposed settlement of the consolidated class actions shareholder suits currently pending in federal district court in New York, a copy of which is attached hereto as Exhibit 99.1.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: December 5, 2003 by:              /s/ NICHOLAS J. CAMERA
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                                        Nicholas J. Camera
                                        Senior Vice President, General
                                        Counsel and Secretary